Exhibit 99.3

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS DEFINED BELOW) AND SUBJECT TO CERTAIN SET-OFF PROVISIONS SET FORTH HEREIN AND IN THAT CERTAIN PURCHASE AGREEMENT (AS DEFINED BELOW).

SECURED SUBORDINATED PROMISSORY NOTE

$6,000,000.00	March 18, 2016

FOR VALUE RECEIVED, the undersigned, Asure Software, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of Richard S. Cangemi, as Stockholder Representative and attorney-in-fact for Richard S. Cangemi and Paul D. Zugay, as Principal Shareholders, the principal amount of Six Million and 00/100 Dollars ($6,000,000.00) (the “Original Principal Amount”), subject to adjustment as provided hereunder, together with interest on the unpaid principal balance at an annual rate equal to 3.5%, under the terms set forth in this Subordinated Promissory Note (the “Note”).

This Note has been executed and delivered by the Maker pursuant to the terms of the Stock Purchase Agreement (the “Purchase Agreement”), dated as of March 18, 2016, by and among the Maker, Mangrove Employer Services, Inc., the persons listed on Exhibit A thereto, and Richard S. Cangemi, as Stockholder Representative. This Note is the “Promissory Note” defined in Article I of the Purchase Agreement. Capitalized terms used herein but not otherwise defined shall have the respective meanings attributed thereto in the Purchase Agreement.

1.           Adjustment to Principal Amount.  The Original Principal Amount shall be adjusted as follows, subject to decrease by any amount of set-off pursuant to Section 7:

(a)           The Original Principal Amount shall be reduced by the amount, if any, for which the Company Target Working Capital exceeds the Company Estimated Closing Working Capital, as determined in accordance with Section 2.04(a) of the Purchase Agreement.

(b)           The Original Principal Amount shall be increased by the amount, if any, for which the Company Estimated Closing Working Capital exceeds the Company Target Working Capital, as determined in accordance with Section 2.04(a) of the Purchase Agreement.

(c)           If the Post-Closing Adjustment is a positive number, as determined in accordance with Section 2.04(b) of the Purchase Agreement, the Original Principal Amount shall be increased further by the amount of the Post-Closing Adjustment.

(d)           If the Post-Closing Adjustment is a negative number, as determined in accordance with Section 2.04(b) of the Purchase Agreement, the Original Principal Amount shall be reduced further by the amount of the Post-Closing Adjustment.

The Original Principal Amount as adjusted pursuant to this Section 1 shall be referred to herein as the “Adjusted Principal Amount.

2.           Payment.  The Adjusted Principal Amount of this Note shall be paid in two installments:

(a)           the first payment in an amount equal to $3,000,000.00 (the “First Installment”), subject to Sections 6 and 7 below, shall be due and payable on March 18, 2017  and

(b)           the second payment in an amount equal to the balance of the Adjusted Principal Amount (the “Second Installment”), subject to Sections 6 and 7 below, shall be due and payable on March 18, 2018 (the “Maturity Date”).

All accrued and unpaid interest under this Note shall be due and payable on the Maturity Date. Subject to Sections 6 and 7 below, all amounts due under this Note shall be paid by wire transfer of immediately available funds to an account designated by the Stockholder Representative.  If any such payment is due on a day that is not a business day, said payment will be due on the next succeeding business day, and the resulting extension of time will be taken into account in calculating the amount of interest payable under this Note.

3.           Optional Prepayments.  The Maker may prepay this Note prior to the Maturity Date, in whole or in part, without penalty or premium, at any time and from time to time. Prepayments shall be applied first to accrued but unpaid interest and then to principal.

4.           Subordination. The indebtedness evidenced by this Note is subordinated in right of payment pursuant to, and all rights of the Stockholder Representative are subject to the terms of, that certain Subordination Agreement, dated as of the date hereof, by and among the Stockholder Representative, the Maker and Wells Fargo Bank, National Association (the “Subordination Agreement”).

5.           Security. To secure the Maker’s performance of its obligations hereunder, the Maker hereby grants to the Stockholder Representative a security interest, subordinated to Wells Fargo Bank pursuant to the Subordination Agreement, in the following collateral and pursuant to the separate agreements noted below:

•	833,939 shares of common stock of Mangrove Employer Services, Inc. pursuant to a Stock Pledge Agreement of even date herewith;
•	100% of the uncertificated membership interests of Asure COBRASource, LLC pursuant to a Security Agreement of even date herewith; and
•	a source license agreement for version 11 of Maker’s AsureForce time and labor management software pursuant to an AsureForce Escrow Agreement of even date herewith.

6.           Default.  If any of the events specified in this Section 6 occur (each an “Event of Default”), the Stockholder Representative may, subject to the provisions of the Subordination Agreement, declare the entire principal amount of this Note, together with all unpaid accrued interest thereon, immediately due and payable by written notice to the Maker:

(a) the Maker fails to make any required payment under this Note when due, and such failure shall continue for fifteen (15) days after written notice from the Stockholder Representative to the Maker; provided, however, that neither of the following shall constitute an Event of Default:

(i) the withholding and setoff of up to $500,000 of the First Installment by Maker pursuant to Section 9.06(b) of the Purchase Agreement; or

(ii) the failure to pay the Second Installment under this Note in full when due to the extent a Buyer Indemnitee has delivered notice of a claim for indemnification in good faith pursuant to Section 9.02 of the Purchase Agreement and such claim has not been finally resolved or agreed to on or before the Maturity Date, and the Maker otherwise pays all undisputed amounts due pursuant to the Second Installment under this Note;

(b) the Maker, under the applicable laws of any jurisdiction:  (i) is dissolved, liquidated, or wound up or otherwise ceases doing business; (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) consents to the appointment of a trustee, receiver, assignee, liquidator, or similar official; (iv) makes a general assignment for the benefit of its creditors; or (v) institutes a proceeding, or has an involuntary proceeding instituted against it and such involuntary proceeding is not dismissed within sixty (60) days of such filing, seeking a judgment of insolvency, bankruptcy, or any other similar relief under any bankruptcy, insolvency, or other similar law affecting creditors’ rights; or

(c) The Maker is in breach of the Subordination Agreement or the Security Agreement and such breach continues for 30 days after written notice to the Maker.

Subject to the subordination provisions of the Subordination Agreement, upon the occurrence of an Event of Default, the Stockholder Representative may, at its option (a) declare the entire unpaid principal amount of this Note, together with all accrued interest to be immediately due and payable by written notice to the Maker; and (b) exercise any and all rights and remedies available to it under law and in equity.  In addition, during the pendency of an Event of Default, the interest rate hereunder shall increase to an annual rate equal to the prime rate (as publicly announced by Wells Fargo Bank, National Association) plus 2%, with changes in such prime rate taking effect hereunder at the same time as they take effect for such bank.  The Maker will pay all costs and expenses incurred by or on behalf of Stockholder Representative in connection with the Stockholder Representative’s exercise of any or all of its rights and remedies under this Note, including reasonable attorneys’ fees, costs, and disbursements.

7.           Right to Withhold and Setoff.  For the avoidance of doubt, the Maker has the right to withhold and set off up to Five Hundred Thousand ($500,000) against the First Installment due hereunder to effectuate this Note’s reduction to the extent provided for pursuant to Section 9.06(b) of the Purchase Agreement and to withhold and set off against the Second Installment due hereunder up to One Million Dollars ($1,000,000) of the amount to which the Maker and other Buyer Indemnitees may be entitled under Article VII or Article IX of the Purchase Agreement.

8.           Assignment.  This Note may not be assigned by the Stockholder Representative without the prior written consent of the Maker, which shall not be unreasonably withheld.

9.           Successors.  This Note shall be binding upon, and shall inure to the benefit of and shall be enforceable by, the parties hereto and their permitted successors and assigns.

10.           Waivers.  The Maker hereby waives presentment for payment, demand, notice of dishonor, protest and notice of payment and all other notices of any kind in connection with the enforcement of this Note.

11.           Governing Law.  This Note and any claim, controversy or cause of action based upon, arising out of or relating to this Note shall be governed by the internal laws of the State of Delaware, without giving effect to conflict of laws principles thereof. The Maker (by its signature below) and the Stockholder Representative (by acceptance of this Note) each irrevocably agree that any legal suit, action or proceeding arising out of or relating to this Note will be brought in any state or federal court in the State of Florida, County of Hillsborough, and submit to the exclusive jurisdiction of any such court in any such legal suit, action or proceeding.  A final judgment in any legal suit, action or proceeding will be conclusive and may be enforced in any other jurisdiction by suit on the judgment.  The Maker waives, to the full extent permitted by law, any right to stay or to dismiss any action brought in accordance with this Section 11 on the basis of inconvenient forum and waives any bond, surety, or other security that might be required of any other party.

12.           Notices.  All notices, requests, demands, claims, and other communications under this Note will be in writing and delivered in accordance with the Purchase Agreement.

13.           Amendments. No amendment, modification, replacement, termination, or cancellation of any provision of this Note will be valid, unless the same will be in writing and signed by the Maker and the Stockholder Representative.  Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

14.           Waiver of Jury Trial. THE MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING INVOLVING THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MAKER TO ENTER INTO THE CONTEMPLATED TRANSACTION.

IN WITNESS WHEREOF, the Maker has executed this Note as of March 18, 2016.

ASURE SOFTWARE, INC.

By   /s/ Patrick F. Goepel
Patrick F. Goepel
Chief Executive Officer